Exhibit 10.69

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

In June 2021, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following executive officers of the Registrant who will be named executive officers of the Registrant for purposes of the disclosure to be included in the Registrant’s Proxy Statement for the 2021 Annual Meeting of Shareholders to be held on September 29, 2021, which will become effective in September 2021.

Name and Principal Position	Base Salary

John P. McConnell Executive Chairman; a Director	$412,000

B. Andrew Rose President and CEO	$670,000

Joseph B. Hayek
Vice President and Chief Financial Officer of the Registrant	$450,000

Geoffrey G. Gilmore Executive Vice President and Chief Operating Officer of the Registrant	$633,000

Eric M. Smolenski President – Building Products and Sustainable Energy Solutions	$386,250

Jeff R. Klinger President – Steel Processing	$385,000